
                                                                                                                       Exhibit A-1
                                                                                                                       (Unaudited)

                                                            Nicor Inc.
                                                Consolidating Statement of Operations
                                                For the Year Ended December 31, 2003
                                                (Millions, except per share data)
                                                                                                          Nonoperating
                                                                                             Other        Subsidiaries,
                                                                Nicor Energy   Tropical    Operating      Adjustments
                                         Nicor      Birdsall,   Ventures        Bahamas     Subsid-           and
                             Nicor Inc.  Gas        Inc.  (a)   Company  (b)     Ltd.       iaries        Eliminations Consolidated
                             ----------  ---------  ----------  -------------  ---------  --------------  ------------ ------------

Operating revenues           $     0.9   $2,351.6   $   272.2   $       34.7   $   11.5   $        61.8   $     (70.0) $   2,662.7
                             ----------  ---------  ----------  -------------  ---------  --------------  ------------ ------------

Operating expenses
 Cost of gas                         -    1,692.7           -              -          -               -             -      1,692.7
 Operating and maintenance         8.2      220.1       230.1           27.5        0.1            58.9         (58.1)       486.8
 Depreciation                        -      143.5        16.9            1.3          -             0.1          (0.1)       161.7
 Taxes, other than income
  taxes                              -      147.3         4.0            0.4          -               -           0.1        151.8
 Mercury-related costs
  (recoveries), net                  -      (17.8)          -              -          -               -             -        (17.8)
 Property sales (gain)               -          -        (1.5)             -          -               -          (0.4)        (1.9)
                             ----------  ---------  ----------  -------------  ---------  --------------  ------------ ------------
                                   8.2    2,185.8       249.5           29.2        0.1            59.0         (58.5)     2,473.3
                             ----------  ---------  ----------  -------------  ---------  --------------  ------------ ------------

Operating income (loss)           (7.3)     165.8        22.7            5.5       11.4             2.8         (11.5)       189.4
                             ----------  ---------  ----------  -------------  ---------  --------------  ------------ ------------

Equity investment income
 (loss)                           (1.5)      (0.1)        5.5            9.9          -             1.5             -         15.3
Other income (expense), net      118.7        2.1         0.8            0.6          -               -        (120.2)         2.0
Interest expense, net of
 amounts capitalized              13.0       36.8         0.5            0.3          -               -         (13.3)        37.3
                             ----------  ---------  ----------  -------------  ---------  --------------  ------------ ------------

Income (loss) before income
 taxes and cumulative effect
 of accounting change             96.9      131.0        28.5           15.7       11.4             4.3        (118.4)       169.4
Income taxes                      (8.3)      48.0         7.9            6.2        4.0             1.7           0.1         59.6
                             ----------  ---------  ----------  -------------  ---------  --------------  ------------ ------------

Income (loss) before
 cumulative effect of
 accounting change               105.2       83.0        20.6            9.5        7.4             2.6        (118.5)       109.8
Cumulative effect of
 accounting change,
 net of tax                          -          -           -           (4.6)         -               -           0.1         (4.5)
                             ----------  ---------  ----------  -------------  ---------  --------------  ------------ ------------

Net income (loss)                105.2       83.0        20.6            4.9        7.4             2.6        (118.4)       105.3

Dividends on preferred stock       0.1        0.2           -              -          -               -          (0.2)         0.1
                             ----------  ---------  ----------  -------------  ---------  --------------  ------------ ------------

Earnings (loss) applicable
 to common stock             $   105.1   $   82.8   $    20.6   $        4.9   $    7.4   $         2.6   $    (118.2) $     105.2
                             ==========  =========  ==========  =============  =========  ==============  ============ ============

Average shares of common stock outstanding
 Basic                                                                                                                        44.0
 Diluted                                                                                                                      44.2

Earnings per average share of common stock
 Basic
  Before cumulative effect of
   accounting change                                                                                                    $     2.49
  Cumulative effect of accounting
   change, net of tax                                                                                                        (0.10)
                                                                                                                        -----------
                                                                                                                              2.39
                                                                                                                        ===========
Diluted
 Before cumulative effect of
  accounting change                                                                                                     $     2.48
 Cumulative effect of accounting
  change, net of tax                                                                                                         (0.10)
                                `                                                                                       -----------
                                                                                                                              2.38
                                                                                                                        ===========

 (a) From Birdsall, Inc. consolidated column on Exhibit A-4.
 (b) From Nicor Energy Ventures Company consolidated column on Exhibit A-7.

Note:  Subsidiaries combined under "Other Operating Subsidiaries" in Exhibits A-1 through A-3, together with subsidiaries combined under "Other Subsidiaries" in Exhibits A-4 through A-9, aggregate less than 2% of Nicor Inc. consolidated assets or consolidated revenue.

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